UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2005 ( July 18, 2005)

ENTRADA NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26952	33-0676350
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (858) 597-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT

The board of directors of Entrada Networks have been unable to re-negotiate its secured lending arrangement with its chief lender. Given this and since the Chief Technology officer and the Principal Accounting Officers have resigned, the Board has determined that the Company is no longer viable and has voted to cease operations of Entrada Networks and its subsidiaries Rixon Networks, Inc., Sync Research, Inc., Torrey Pines Networks, Inc., and Microtek Systems, Inc. effective Friday July 22, 2005.

ITEM  5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

    Our Chief Technology Officer, Raj Ganti, and our Vice President of Finance and Principal Accounting Officer resigned on July 18, 2005.

Also effective today, our entire board of four (4) directors has resigned including the Board Chairman, President and CEO, Kanwar J. S. Chadha, Vice Chairman and Secretary, Davinder Sethi, Rohit Phansalkar, our Compensation Committee Chairman, and, Leonard Hecht,  our Audit Committee Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Networks, Inc.

By: /s/ Kanwar Chadha
Kanwar Chadha, Ph.D.
President & CEO

Date: July 22, 2005